Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2004

In connection with this Amendment No. 1 to the Quarterly Report of IEH Corporation (the “Company”) on Form 10-Q for the quarter ending September 25, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Michael Offerman, President of the Company, and Robert Knoth, Chief Financial Officer of the Company, respectfully certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2004, that:

The Report fully complies with the requirements of the Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael Offerman
Michael Offerman
President (Principal Executive Officer)

/s/ Robert Knoth
Robert Knoth
Chief Financial Officer (Principal Accounting Officer)

Date: May 11, 2010

This Certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 has been provided to IEH Corporation and will be retained by IEH Corporation. and furnished to the Securities and Exchange Commission or its staff upon request.